Exhibit (c)(14)

Project NFL Response to Special Committee Materials October 7, 2004

Executive Summary The valuation analyses in the September 28th presentation do not reflect inherent business risks and the methodology was applied inconsistently New businesses substantially more risky than existing core cable operations Offerings like DVR and HDTV are now required for parity, not just success Revised LRP is highly sensitive to key variables such as pricing, penetration, margin expansion, and the adoption of new services Revised LRP has neither been vetted through the normal budgeting process nor approved by the CCI Board The forward looking analyses in the presentation dated September 28th are overly aggressive and not the only way to look at value 80% of value captured in terminal year driven by aggressive projections and inappropriate cost of capital and exit multiple Discovery and CBS overvalued relative to standard valuation metrics CCI is a strong company, but its operating performance is mixed in comparison to its peers Shift in market performance is secular, not cyclical Inflection point: as competition has steadily increased, making comparisons to past time periods is inappropriate Public market highly efficient and in possession of relevant business information and is a critical benchmark Institutional shareholders have been net sellers of CCI stock following CEI's offer 1

Based on preliminary reporting, CCI will miss its 3Q 2004 projections in terms of total revenues, EBITDA, capital expenditures and free cash flow(1) CCI Did Not Achieve Its 3Q 2004 Projections 2004 guidance on basic subscriber growth is likely to be revised downward 2

I. CCI Positioning in the Cable Industry

CCI Competitive Positioning CCI's top clusters are smaller and lie in less densely-populated areas than its peers Comcast and Time Warner have 8.0 million and 3.1 million customers, respectively, in their top 5 clusters compared to CCI's 2.3 million Time Warner and Cablevision have 100% of plant upgraded to 750 MHz versus CCI at 93% CCI has consistently lagged the industry in EBITDA margin and is expected to continue to do so On other operating metrics, CCI's performance is mixed, with areas of relative strength (telephony) offset by areas of relative weakness (digital, DVR, HD) A disproportionate portion of CCI's growth is expected to come from HSD and telephony, in which price competition has intensified, and is expected to continue The Revised LRP already appears to be out of date in terms of HSD pricing While CCI is a strong operator, it lags its peers on many operational / financial metrics Does not warrant a premium versus peers as suggested 3

CCI Has Less Attractive Clusters which Caps Growth and Penetration of New Services Median household income in CCI's top five clusters lower than its peers 4

Comcast Has Superior Margins Source: Company Press Releases and Morgan Stanley Research. Note: Comcast data for 1997 - 2003 represent historical Comcast systems. 2004E - 2008E are pro forma for AT&T acquisition. CCI's EBITDA margin consistently lags Comcast CCI's projected margins are subject to operating risk and are not expected to equal Comcast's margins Historical Comcast Pro Forma 5

CCI Generates Less Free Cash Flow(1) per Subscriber Than Its Peers Source: Morgan Stanley Research. (1) Free cash flow defined as EBITDA - Capital Expenditures. CCI has generated less cash flow per subscriber than its peers historically Historical Projected 6

CCI lags certain peers in penetration of selected key products CCI's Roll Out of Value-Added Services Lags its Peers DVR Penetration of Digital Subscribers VOD Penetration of Digital Subscribers HD Penetration of Digital Subscribers Source: Morgan Stanley Research. Smith Barney Research; Deutsche Bank Research; Time Warner Investor Services. (1) Time Warner Cable 1Q03 VOD penetration based on 4Q02 results. HSD Penetration of Basic Subscribers 7

DBS and RBOCs are expected to increase competitive pressures significantly on cable BellSouth, SBC, and Verizon have announced lower priced DSL offerings versus projected CCI HSD prices of $35 to $37 BellSouth: $32.95 from $39.95(1) on 27 September 2004 SBC: $26.95 from $29.95 in October 2003 Verizon: $29.95 from $34.95 in May 2003 DBS & DSL Continue to Make Considerable Progress HSD DSL 2002 0.697372689 0.302627311 2003 0.66263639 0.33736361 2004 0.521673766 0.478326234 2005 0.486641221 0.513358779 2006 0.445597308 0.554402692 2007 0.399234506 0.600765494 2008 0.356059445 0.643940555 (1) BellSouth offers 6 months of service at $9.95 to new customers. BellSouth's low-end DSL service remains at $24.95 in a bundle. (2) Lehman Brothers (July 2004) and Morgan Stanley (July 2004). (3) Lehman Brothers (July 2004) and Morgan Stanley (July 2004). (4) Cable includes CCI, Comcast, Time Warner Cable, Cablevision, Charter, Adelphia, Mediacom and Insight. DBS includes DIRECTV and DISH Network. HSD DSL 2002 40.95 44.67288517 2003 41.03 43.96854485 2004 39.59 39.86725154 2005 37.99 37.80684964 2006 36.865 34.8737155 2007 36.003 34.4123391 2008 35.41 34.17860217 Cable vs. DBS: Basic Subscriber Net Additions DBS competition remains intense HSD ARPU (2) HSD vs. DSL Market Share of Net Adds (3) 8

Cox Is Not Maintaining its Historical 70% Market Share in HSD Net Adds For the 6-month period ended June 2004, CCI added 56% percent of the HSD subscribers in its footprint This is less than the Company's target of 70% and lower than the year prior period of 66% HSD Net Adds (1H 04 vs. 1H 03) DSL: 44% share Cable: 56% share DSL: 34% share Cable: 66% share Source: CCI Board Presentation. 9

CCI Revenue Growth Trend is Declining Source: Company SEC Filings and Morgan Stanley Research. Digital HSD Telephony Cable Revenue Growth Revenue Generating Units CCI's cable revenue growth trend is decelerating Focus on telephony exposes the Company to the most price competitive market segment Meaningful wireless substitution and cable does not have a robust competitive response 10

CCI Lags Industry Trends on Basic and Digital Subscribers Source: Company SEC Filings and Morgan Stanley Research. Basic Penetration of Homes Passed CCI does not stand out in terms of penetration metrics CCI has experienced the most significant reduction in basic penetration among peers CCI's digital penetration presently lags its peers Digital Penetration of Basic Subscribers 11

CCI EBITDA / Basic Subscriber Growth Lags Peers EBITDA Growth (Y over Y) EBITDA / Basic Subscriber Source: Company SEC Filings and Morgan Stanley Research. Year over year quarterly EBITDA growth is up significantly or flat for each of CCI's peers CCI is down significantly or flat in each quarter CCI's EBITDA / Basic Subscriber grew by 27.1% over the last six quarters compared to growth of 27.7% at Cablevision and 34.0% at Comcast +27.7% +27.1% +34.0% +18.3% 12

II. Perspectives on the Revised LRP

LRP More Optimistic than the Research Community While management's projections are fairly close to research in 2005 and 2006, they differ considerably in 2007 - 2009 CCI Management has been consistent in stating that visibility is greatly reduced in 2007 - 2009 13

Projected Operating Trends Basic Penetration Cable Revenue Growth (YoY) Cable EBITDA Margin Note: EBITDA excludes CBS EBITDA. (1) Average of Morgan Stanley, CSFB and Smith Barney research estimates. (2) Weighted average of Morgan Stanley, CSFB and Smith Barney research estimates. Research views are that CCI will perform generally in-line with its peers on all operating metrics CCI does not warrant a premium valuation 14

Projected Operating Trends (continued) (EBITDA - Capex) / Subscriber Capex / Revenue Note: EBITDA excludes CBS EBITDA. (1) Average of Morgan Stanley, CSFB and Smith Barney research estimates. (2) Weighted average of Morgan Stanley, CSFB and Smith Barney research estimates. Cable EBITDA Growth (YoY) 15

CCI Has Not Been Able to Accurately Predict Its Free Cash Flow(1) 2004 2003 2002 2001 2000 (2) Source: Recent Revised Long Range Plan and historical Long Range Plans. (1) Free Cash Flow Defined as EBITDA less Capital Expenditures. (2) LTM as of 6/30/04. Projections for the Calendar Year Ended December 31, CCI has consistently been unable to project its future free cash flow performance Full reliance on Management's plans without sensitivity is not supportable by prior performance 16

CCI RLRP HSD & Telephony Prices Substantially above Competitors Telephony ARPU High Speed Data ARPU Source: Wall Street Research and RLRP. Cable peers is comprised of Time Warner, Comcast and Cablevision. RBOCs is comprised of SBC, Verizon and BellSouth. Note: 2008E projections exclude CSFB. CCI projected pricing is significantly more aggressive than other cable companies and RBOCs in the areas of new service pricing 17

CCI's plan is highly sensitive to pricing of new services Plan Highly Dependent on New Service Pricing Source: Wall Street Research and RLRP. Cable peers are comprised of Comcast, Time Warner, and Cablevision. Management Revised Long Range Plan HSD & Telephony ARPU Down 10% HSD & Telephony ARPU Down 20% $ of EBITDA Below RLRP 20% ARPU Decline 10% ARPU Decline $0 ($193) ($229) ($260) ($289) ($316) ($1,287) 0 (387) (457) (520) (578) (632) (2,574) Cumulative 18

Plan Highly Dependent on New Service Pricing (continued) Assuming basic cable pricing and penetration levels held constant, adjusting CCI's projected HSD and telephony ARPU in-line with competitor pricing results in over a $600 million reduction in 2009 EBITDA Source: Revised Long Range Plan. (5.5%) Decline (9.1%) Decline (14.6%) Decline 19

Competition is Likely to Increase in CCI Markets Source: Lehman Brothers Research. Compared to its peers, CCI has not yet felt the full impact of DBS competition Both pricing and expected capital expenditures will be impacted by increased DBS penetration DirecTV will be able to offer 500 channels of HDTV local HD channels to most of the US in 2005 and 1,000 channels in 2007 20

III. NFL Valuation Considerations

AT&T Sprint MCI Mean Sixth Seventh Eighth Q1'1999 11.1 14.1 17.8 14.3 1297 466 267 Current 3.2 5.4 2.9 3.9 1027 1333 303 Cable Business Model Shift Impacts Valuation Approach Business model is moving from quasi monopoly environment to competitive market structure with "price-taking" dynamics for service providers Therefore, historical and current valuation metrics are not comparable Secular change in cable industry has valuation impacts similar to the shift experienced by long- distance network service providers in the last 5 years The cable industry is going through a period of structural changes making historical valuation comparison inappropriate Long Distance Business - "Then" & "Now" Note: Composite multiples reflect Comcast, Cox, Cablevision, Charter, Insight, and Mediacom. Source: Company filings and Wall Street research. Not "Apples - To - Apples" Enterprise Value To 1 YF EBITDA Multiple Cable Valuation Multiple Evolution 1Q99 15.5 2Q99 15.1 3Q99 15.3 4Q99 16 1Q00 12.4 2Q00 12.1 3Q00 11.5 4Q00 13.2 1Q01 15.2 2Q01 14.5 3Q01 14.2 4Q01 15 1Q02 13.7 2Q02 8.4 3Q02 8.9 4Q02 9.9 1Q03 10.7 2Q03 11 3Q03 10.5 4Q03 10 1Q 04 9.7 2Q 04 9.5 Pre-Offer 8.8 Enterprise Value To 1 YF EBITDA Multiple 21

Downward Public Market Trend For Cable Is Secular CEI's offer is not timed to take advantage of a cyclical downturn - cable stocks are in a secular decline Cable Stock Relative Performance Cable Index is down 18% since the beginning of the year vs. a 1% market decrease Source: FactSet. Cable Index includes Cox Communications, Comcast, Cablevision, Charter, Insight and Mediacom. (1) (1%) (18%) 22

Market Valuation Is The Key Price Decision Factor Still a significant discount to the 9.9x valuation multiple offered by CEI currently Comcast's and CCI's respective performances in 2004 do not warrant a relative premium for CCI Offer Valuation Overview (1) Source: FactSet, Lehman Brothers, Citigroup and Wall Street Research. Peer average includes Comcast, Cablevision, Insight, Mediacom and Charter (with debt at market value). Current market data as of October 5, 2004. CCI / Comcast Premium (Discount) Analysis Equalizing CCI's stock performance to that of Comcast would only increase CCI's pre-offer valuation multiple to 9.1x 23

Discovery Has Underperformed vs. Its Plans Discovery consistently underperformed on an EBITDA basis versus the 2001 Plan, reinforcing the difficulty in projecting the performance of the business Discovery Historical Performance Vs. 2001 Plan Projections for Discovery estimate substantial growth and historically the Company has missed its numbers 2003 Plan Vs. Current Wall Street Research(1) EBITDA Projections Source: Wall Street research. Based on average of Morgan Stanley, Lehman Brothers and Prudential research projections. 24

Strong Wall Street Analyst Consensus Offers Reasonable View Of Discovery's Value Detailed Discovery Research Valuation Summary ($mm) Source: Wall Street research. (a) Merrill Lynch, "Presentation to Discovery Communications, Inc. Regarding Fair Market Value" (February 18, 2004). Assumes CCI cost of equity of 11.6%. Assumes net debt of $2,588mm. Assumes 2005E EBITDA of $1,093mm, as used in Goldman Sachs' September 28, 2004, presentation , in order to make multiples comparable. Research valuations reflect realistic views on financial forecasts, in particular in light of Discovery's historical track record Merrill Lynch valuation based on unrealistic business plan projections The Discovery business plan has not been thoroughly diligenced or sensitized History of missing plan by significant amounts Actual value realization potential is uncertain due to complex existing corporate governance Goldman Sachs' use of the Merrill Lynch February 2004 (a) report is inappropriate given that the analysis was not completed using market norms 25

Goldman Sachs' Cox Business Services Valuation Is Unrealistic Goldman's DCF analysis of CBS is inappropriate and results in an unjustified valuation, especially in light of research estimates CBS Research Valuations (1) Source: FactSet, Lehman Brothers, Citigroup and Wall Street Research. Figures in $mm. Valuation based on Wall Street Research price / valuation targets discounted back one year at CCI's cost of equity of 11.6%. Goldman Sachs' Business Services DCF assumes 7.0x EBITDA multiple in 2009 and 8.0% WACC. CBS Comments CBS valuation based on aggressive DCF Limited CCI management visibility on plan Low WACC assumption DCF value is more than twice the value estimated by analysts, some of which are intimately familiar with all of CCI's assets CBS projections are usually not broken out by analysts Estimating actual stand-alone asset value could be challenging due to close CBS integration with cable 26

Cox Business Services Warrants A Higher Cost Of Capital Illustrative Beta Analysis DCF Sensitivity Analysis Implied Perpetuity Growth Historical betas from Barra Beta Book. Based on 30 year Treasury as of 9/29/04. CLEC comparable average. Assumes Debt / Equity ratio of 134% and marginal tax rate of 35%. Based on recent research by Ibbotson. Lehman Brothers and Citigroup estimates based on weighted average cost of debt of CLEC comparables. CAPM Analysis WACC Analysis Goldman's 8.0 - 9.5% discount rates for CBS is inappropriate given that market comparable analysis suggests a WACC of 14%, implying that Goldman's CBS' DCF value is substantially overstated Goldman Sachs' DCF valuation of CBS implies a FV / 2005E EBITDA of 13.2x Vs.: Time Warner Telecom currently trading at 5.1x 2005E EBITDA XO Communications currently trading at 7.4x 2005E EBITDA Furthermore, DCF analysis needs to be qualified given Management's limited visibility beyond 2006 27

CCI Volume @ Price Analysis 65% of CCI's shares have traded in the last two years at or below $32 Offer Compares Fairly To Historical Trading Levels $20.00 - $24.00 $24.01 - $28.00 $28.01 - $32.00 $32.01 - $36.00 < or = $26.00 0.1253 $26.01 - $29.00 0.1253 0.1974 $29.01 - $32.00 0.1253 0.1974 0.3237 $32.01 - $34.00 0.1253 0.1974 0.3237 0.2888 Source: FactSet. Note: Based on trading volume in the last 2 years before July 30, 2004. 94% 65% 32% 13% CEI offer allows public minority investors to recoup likely losses which could potentially materialize without CEI's going private proposal at $32 / share 28

CCI Shareholder Actions Source: Ilios Partners, LLC and Thomson. CCI's top 20 investors have been net sellers of over 50 million shares since CEI's offer was announced on August 2, 2004 - who are the "long-term" holders? 29

While CEI does not share the views of Wall Street analysts on CCI's value, it believes the analysis below presents a more accurate overview of Wall Street target prices for CCI than the one presented by Goldman Sachs on September 28, 2004 Average research price targets set by top traders of CCI stock YTD is approximately $38, which is equivalent to $34 on a present value basis Top CCI Traders' Analysts Have Values Close To $32 CCI Research Universe Top CCI Traders' Research Targets (3) Source: Wall Street research. Discounted at CCI's cost of equity of 11.6%. Based on last report published before CEI's offer, when no change was made to the CCI target price. Source: Autex. Includes top traders ranked by cumulative volume traded between January 1, 2004 and September 28, 2004. Comments CCI is widely researched by the analyst community 23 research analysts with long coverage history for most of them An analysis of research targets set by the top traders in CCI reinforces a clear consensus in the low $30's on a present value basis Probably reflective of discussions with institutions invested in CCI stock (2) (2) 30

Fundamental analysis using market norms indicates that CCI bears an approximate cost of equity of 11 - 12% and WACC of 9 - 10%, higher than Goldman Sachs' estimates, resulting in lower DCF and stock price NPV Cost Of Capital Parameters Require Careful Consideration CAPM / WACC Analyses Source: Current LRP dated 9/7/04 and Lehman Brothers and Citigroup estimates. Based on 30 year Treasury as of 9/29/04. Beta analysis based on universe including Time Warner, Comcast, Disney, News Corp., Liberty Media, Cox, Charter, Viacom, Cablevision, Univision, Mediacom and Insight. Assumes Debt / Equity ratio of 33% and marginal tax rate of 35%. Based on Ibbotson research. At CCI share price of $32 per share. Based on 120bp spread over 10 year Treasury. Market weighted. Assumes PV of $1.4bn for CBS and $2.5bn for Discovery grown at CCI's cost of equity in each case. Assumes HSD and Telephony ARPUs are down 20% versus current LRP. Sensitivity Case (8), (9) 31

DCF Must Incorporate Lower Terminal EBITDA Multiple Given Declining Growth Profile Given CCI's diminishing EBITDA growth prospects, Goldman Sachs' 9.25x exit EBITDA multiple DCF assumption is aggressive - this is especially true in light of the substantial reduction in estimated EBITDA in '08 to '09 vs. '03 to '04 Deals Insight 9.8 Comcast 9 Mediacom 9 Cable Average 8.8 CCI 8.8 Charter (1) 8.8 Cablevision 7.3 Verizon 6.1 RBOC Average 5.53 SBC 5.5 BellSouth 5 Potential Medium Term Trend As the cable model economics become closer to that of traditional telecom and growth slows, RBOCs will increasingly become a key valuation benchmark Terminal Value Considerations - EBITDA Multiple Evolution Source: Company filings and Wall Street research. Enterprise value multiples based on 1-year forward EBITDA (1) Valuation multiple with debt calculated at market value. Pre-Offer (July 30, 2004) 32

Approximately 80% of the DCF value resides in its 2009 terminal value, highlighting the limitations of the DCF tool given that management's projections post 2006 are "crystal-ballish" (1) CCI DCF Valuation Has Significant Challenges And Limited Relevance Quote from CCI management based on September 9, 2004, discussions in due diligence meeting. Assumes 8.75% WACC, 9.25x exit multiple Discovery value of $3.7bn and Business Services value of $3.3bn, unless otherwise stated. Assumes 9.5% WACC. DCF Sensitivity Analysis Sensitivity to '09 LRP Forecasts @ Mid-Point(3) Goldman Sachs DCF Analysis - Value / Share (2) Start Length Label CBS 0 5.204121765 5.204121765 Discovery 5.204121765 5.820813341 11.02493511 PV of DCF Cash Flows 11.02493511 8.897978447 19.92291355 PV of Terminal Value 19.92291355 36.14253127 56.06544482 Net Debt 45.4794305 10.58601432 56.06544482 Equity Value 0 45.4794305 45.4794305 80% of Total Equity Value 33

Key Valuation Take-Aways Goldman Sachs' valuation of CCI is unrealistic given new industry and market reality for cable Structural shift makes historical valuation benchmarks irrelevant Cable is in secular decline as evidenced by 5-year valuation multiple evolution $32 offer compares favorably with pre-offer trading activity given public's high selling interest Non-cable asset values must reflect actual value realization potential, as estimated by Analysts Discovery Merrill Lynch February '04 report is not a basis for valuation given its original purpose Discovery history of missing plan does not make Management Plan DCF valuation credible Valuation must factor in challenging corporate governance dynamics Cox Business Services Unclear if CBS should be valued separately given close integration within cable business Fundamental valuation needs to reflect high cost of capital, as per market comparables Use of DCF to value cable has limited relevance and must reflect current market parameters Mostly driven by '09 terminal value, making analysis irrelevant given low LRP visibility beyond '06 Diminishing growth prospects must be taken into account while assessing terminal value WACC assumptions must reflect current equity funding cost given cable market re-rating and competitive risk CEI's $32 offer reflects an attractive premium given current market benchmarks; it also provides a great opportunity to public shareholders to realize value today and recoup losses 34